                             EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into as of the 29th day of August, 1994, by and between THOMAS INDUSTRIES INC., a Delaware corporation (the "Company"), and Richard J. Crossland (the "Employee").


                                   RECITALS

A. Employee has been elected by the Board of Directors of the Company (the "Board"), or otherwise has been duly appointed by the Company, to the position of the Company (or one of its divisions or subsidiaries) as set forth on Exhibit A hereto.

B. Employee possesses executive skills and experience which the Company believes are of substantial value and importance to the success of the Company's business operations.

C. The Board has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

D. The Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Employee's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with compensation arrangements upon a Change of Control which provide the Employee with individual financial security and which are competitive with those of other corporations.

E. In order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.


                             TERMS AND CONDITIONS

     NOW, THEREFORE, In consideration of the mutual agreements, conditions, and covenants hereinafter expressed, it is hereby agreed as follows:

Section 1.  Certain Definitions

  (a) Effective Date. The "Effective Date" shall be the first date during the Change of Control Period (as defined in Section 1(b) below) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Employee's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement, the "Effective Date" shall mean the date immediately prior to the date of such termination.
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  (b)  Change of Control Period; Normal Retirement Date; Renewal Date.  The
       "Change of Control Period" is the period commencing on the date hereof and ending on the earlier to occur of (i) October 1, 1996, or (ii) the first day of the month next following the Employee's sixty-fifth birthday ("Normal Retirement Date"); provided, however, that commencing on October 1, 1994, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate on the earlier of (x) three years from such Renewal Date or (y) the first day of the month coinciding with or next following the Employee's Normal Retirement Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Change of Control Period shall not be so extended.

  (c) Change of Control; Incumbent Board. For the purpose of this Agreement, a "Change in Control" shall mean a change of control of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), or any comparable successor provisions. Without limiting the foregoing, a "Change of Control" also means for purposes of this Agreement, regardless of its meaning under the provisions of the Exchange Act:

         (i) The purchase or other acquisition (other than from the Company) by any person, entity, or group of persons within the meaning of
              Section 13(d) or 14(d) of the Exchange Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote in the election of directors; or

        (ii) The receipt of proxies for the election of directors of the Company in opposition to management's slate of nominees, which proxies aggregate more than 40% of the then outstanding voting stock of the Company; or

       (iii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute a least two-thirds of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

        (iv) Approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not, immediately thereafter, own more than 50% of the combined power entitled to vote generally in the election of directors of the reorganized, merged, or consolidated Company's then outstanding voting securities, or a liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

  (d) Employment Period. The Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the earlier to occur of (i) the second anniversary of such date or (ii) the first day of the month coinciding with or next following the Employee's Normal Retirement Date (the "Employment Period").

  (e) Accounting Firm. "Accounting Firm" shall mean a "big-eight" public accounting firm designated by the Company which does no substantial work for either the Company or any person owning more than 25% of the outstanding voting stock of the Company.

  (f) Internal Revenue Code. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

  (g) Disability. "Disability" shall mean the total inability because of bodily injury or disease to carry out the duties of the Employee provided in Section 2 hereof for a period of six consecutive months.

  (h) Substantial Authority. "Substantial Authority" shall mean legal authority satisfying the criteria set forth in Section 1.6661-3 of the Income Tax Regulations currently in effect or similar successor provisions of the Internal Revenue Code and Income Tax Regulations.


Section 2.  Position and Duties of Employee.

  (a) Position. During the Employment Period, (i) the Employee's position (including status, offices, titles, and reporting requirements), authority, duties, and responsibilities shall be at least commensurate in all material respects with the most significant of those held or exercised by or assigned to the Employee at any time during the 90-day period immediately preceding the Effective Date, and (ii) the Employee's services shall be performed at the location where the Employee was employed immediately preceding the Effective Date or at any other office or location less than thirty-five (35) miles from such location.

  (b) Duties. During the Employment Period, and excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Employee to (i) serve on corporate, civic, or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements, or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Employee prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Employee's responsibilities to the Company.

Section 3.  Compensation.

  (a) Base Salary. During the Employment Period, the Employee shall receive a base salary (the "Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Employee by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. Payment of such salary shall be made in regular installments in accordance with the Company's usual paying practices but not less frequently than monthly. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key employees of the Company and its subsidiaries. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Employee under this Agreement. Base Salary shall not be reduced after any such increase.

  (b) Annual Bonus. In addition to Base Salary, the Employee shall be awarded, for each fiscal year during the Employment Period, an annual bonus (the "Annual Bonus") (either pursuant to the incentive compensation plan of the Company or otherwise) in cash at least equal to the average bonus payable to the Employee from the Company and its subsidiaries in respect of the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs.

  (c) Incentive, Savings, and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Employee shall be entitled to participate during the Employment Period in all incentive, savings, and retirement plans, practices, policies, and programs applicable to other key employees of the Company and its subsidiaries (including the Company's employee benefit plans, in each case providing benefits which are the economic equivalent to those in effect or as subsequently amended). Such plans, practices, policies, and programs, in the aggregate, shall provide the Employee with compensation, benefits, and reward opportunities at least as favorable as the most favorable of such compensation, benefits, and reward opportunities provided by the Company for the Employee under such plans, practices, policies, and programs as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (d) Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies, and programs provided by the Company and its subsidiaries (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death, and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies, and programs in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (e) Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee in accordance with the most favorable policies, practices, and procedures of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (f) Fringe Benefits. During the Employment Period, the Employee shall be entitled to fringe benefits, including use of an automobile and payment of related expenses, in accordance with the most favorable plans, practices, programs, and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (g) Office and Support Staff. During the Employment Period, the Employee shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Employee by the Company and its subsidiaries at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as provided at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (h) Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs, and practices of the Company and its subsidiaries as in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries.

  (i) Severance Plan. Except as provided in Section 7, during the Employment Period the Employee shall be entitled to the benefits of any severance plan of the Company in existence and applicable to the Employee at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries. Furthermore, any Waiver and Release executed by the Employee pursuant to any such severance plan shall not constitute a waiver and release of any kind to the rights that the Employee may have under this Agreement.

Section 4.  Termination.

Termination of the Employee's employment during the Employment Period will occur or may be effected as follows:

  (a) Death or Disability. This Agreement shall terminate automatically upon the Employee's death. If the Company determines in good faith that the

       Disability of the Employee has occurred, it may give to the Employee written notice of its intention to terminate the Employee's employment. In such event, the Employee employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee's duties.

  (b) Cause. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement, "Cause" means (i) a good faith determination by the Board, after notice to the Employee and opportunity by the Employee to be heard, that the Employee committed a fraud, misappropriation, embezzlement, or theft against or from the Company or any of its subsidiaries, intended to result in substantial personal enrichment of the Employee at the expense of the Company, (ii) conviction of the Employee of a felony, or (iii) good faith determination by the Board, after a ninety (90) day warning and the opportunity to cure and to be heard by the Board, on substantial evidence that the Employee was grossly negligent in carrying out, or unreasonably refused to serve or carry out, the duties and responsibilities as provided in Section 2 hereof.

  (c) Good Reason. The Employee's employment may be terminated by the Employee for Good Reason. For purposes of this Agreement, "Good Reason" means:

         (i) The assignment to the Employment of any duties inconsistent in any respect with the Employee's position (including status, offices, titles, and reporting requirements), authority, duties, or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties, or responsibilities excluding for this purpose an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

        (ii) Any failure by the Company to comply with any of the provisions of Section 3 of this Agreement, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

       (iii) The Company's requiring the Employee to be based at any office or location other than that described in Section 2(a)(ii) hereof, except for travel reasonably required in the performance of the Employee's responsibilities and not in excess of an average of five (5) business days a month during any year;

        (iv) Any purported termination by the Company of the Employee's employment otherwise than as expressly permitted by this Agreement; or

         (v) Any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

       For purposes of this Section 4(c), any good faith determination of "Good Reason" made by the Employee shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by the

       Employee for any reason during the 30-day period immediately following the first anniversary of the Effective Date shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

  (d) Notice of Termination. Any termination by the Company for Cause or by the Employee for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date, which date shall be not more than fifteen (15) days after the giving of such notice. The failure by the Employee to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his rights hereunder.

  (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, provided, however, that (i) if the Employee's employment is terminated by the Company other than for Cause of Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination, and (ii) if the Employee's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be.

Section 5.  Obligations of the Company upon Termination.

  (a) Death. If during the Employment Period the Employee's employment is terminated by reason of the Employee's death, this Agreement shall terminate without further obligation to the Employee's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose, (i) the Employee's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the Effective Date through the Date of Termination (the "Highest Base Salary"), (ii) the product of the Annual Bonus paid to the Employee for the last full fiscal year, and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365, and (iii) any compensation previously deferred by the Employee (together with any accrued interest thereon) and not yet paid by the Company. (Such amounts specified in clauses (i), (ii), and (iii) are hereinafter referred to as "Accrued Obligations".)
       All such Accrued Obligations shall be paid to the Employee's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.

       Anything in this Agreement to the contrary notwithstanding, the Employee's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company and any of its subsidiaries to surviving families of employees of the Company and such subsidiaries under such plans, programs, practices, and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices, and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect on the date of the Employee's death with respect to other key employees of the Company and its subsidiaries and their families.

  (b) Disability. If during the Employment Period the Employee's employment is terminated by reason of the Employee's Disability, this Agreement shall terminate without further obligation to the Employee other than those obligations accrued or earned and vested (if applicable) by the Employee as of the Date of Termination, including, for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Employee shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled employees and/or their families in accordance with such plans, programs, practices, and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices, and policies of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee and/or the Employee's family, as in effect at any time thereafter with respect to other key employees of the Company and its subsidiaries and their families.

  (c) Cause; Other Than for Good Reason. If during the Employment Period the Employee's employment shall be terminated for Cause, this Agreement shall terminate without further obligation to the Employee other than the obligation to pay to the Employee the Highest Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Employee (together with accrued interest thereon). All such Highest Base Salary and deferred compensation shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination. If the Employee terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to the Employee, other than those obligations accrued or earned and vested (if applicable) by the Employee through the Date of Termination, including for this purpose, all Accrued Obligations. All such amounts including Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.

  (d) Good Reason; Other Than for Cause or Disability. If during the Employment Period the Company shall terminate the Employee's employment other than for Cause, Disability, or death or if the Employee shall terminate his employment for Good Reason:

         (i) The Company shall pay to the Employee in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                A. To the extent not theretofore paid, the Employee's Highest Base Salary through the Date of Termination; and

                B. The product of (1) the Annual Bonus paid to the Employee for the last full fiscal year (if any) ending during the

                    Employment Period or, if higher, the Annual Bonus paid to the Employee for the last full fiscal year prior to the Effective Date (as applicable, the "Recent Bonus") and (2) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is 365; and

                C. The present value of 36 monthly payments each equaling 1/12 of the sum of (1) the Highest Base Salary and (2) the Recent Bonus; for purposes of calculating the payment under this Section 5(d)(i)(C), present value will be determined in accordance with Section 280G(d)(4) of the Internal Revenue Code; and

                D. In the case of compensation previously deferred by the Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                E. An amount equal to the present value of the sum of three payments, each equal to that portion of the annual contribution by the Company for the benefit of the Employee to all retirement plans and all supplemental and/or excess retirement plans (including but not limited to the Thomas Industries Profit Sharing Plan, the Thomas Industries Inc. Pension Floor Plan, and the Thomas Industries Supplemental Profit Sharing Plan, or any successor plan or amendment thereto) for (i) the two fiscal years of the Company ending prior to the Date of Termination, (ii) the two fiscal years of the Company ending prior to the Effective Date, or (iii) fiscal years 1994 and 1995, whichever is greatest. For purposes of the preceding sentence, the present value of such payment shall be computed in accordance with Section 280G(d)(4) of the Internal Revenue Code under the assumption that contributions to such plans were made in three equal installments on March 1 of each year. If the Employee has not been employed by the Company for each of the two fiscal years of the Company prior to the Date of Termination set forth above, the contribution of the Company on behalf of the Employee shall be annualized for the Employee's actual term of Employment; and,

        (ii) For a three-year period following the Date of Termination, or such longer period as any plan, program, practice, or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices, and policies described in Section 3(d) of this Agreement if the Employee's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs, or policies of the Company and its subsidiaries during the 90-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families and for purposes of eligibility for retiree benefits pursuant to such plans, practices, programs, and policies, the Employee shall be considered to have remained employed for a three-year period following the Date of Termination and to have retired on the last day of such period.

Section 6.  Non-Exclusivity of Rights.

Nothing in this Agreement shall prevent or limit the Employee's continuing or future participation in any benefit, bonus, incentive, or other plans, programs, policies, or practices, provided by the Company or any of its subsidiaries and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any stock option or other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice, or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, or program.

Section 7.  Full Settlement.

The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense, or other claim, right, or action which the Company may have against the Employee or others; provided, however, if the Employee is entitled to receive payments under Section 5(d)(i), all of the Employee's rights under the Company's employee severance plan and all of the Employee's non-compete obligations under any Non-Compete Agreement with the Company executed pursuant to such severance plan are terminated automatically. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses with the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to Section 8 of this Agreement), plus in each case interest at the applicable federal rate provided in Section 7872(f)(2) of the Internal Revenue Code.

Section 8.  Certain Additional Payments by the Company.

  (a) Gross-Up Payment. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, including pursuant to the Company's Incentive Stock Plan (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

  (b) Determination of Gross-Up. Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall be made by an Accounting Firm which shall provide detailed supporting calculations both to the Company and the Employee within 15 business days of the Date of Termination, if applicable, or such earlier time as is requested by the Company. The initial Gross-Up Payment, if any, as determined pursuant to this Section 8(b), shall be paid to the Employee within 5 days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, it shall furnish the Employee with a written opinion that he has Substantial Authority not to report any Excise Tax on his federal income tax return. Any determination by the Accounting Firm shall be binding upon the Company and the Employee. As a result of the uncertainty in the application of Section 4999 of the Internal Revenue Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made (the "Under Payment"), consistent with the calculations required to be made hereunder. In the event the Employee receives a final assessment or enters into a closing agreement with the Internal Revenue Service (the "Service") for any tax year that gives rise to an Under Payment, and the Employee gives notice of such Under Payment pursuant to Section 8(c) hereof, the Accounting Firm shall determine the amount of the Under Payment that has occurred and give written notice thereof to the Company and the Employee. Any such Under Payment shall be paid by the Company to or for the benefit of the Employee within 10 business days after it has received such notice.

  (c) Dispute of Tax Claim. The Employee shall notify the Company in writing of any proposed assessment or proposed adjustment by the Service pursuant to an audit of the Employee's federal income tax return, or otherwise, that, if successful, would require the payment by the Company of a Gross-Up Payment (hereinafter referred to as a "Claim"). Such notice shall be given as soon as practicable but no later than ten business days after the earlier of (i) the receipt by the Employee of a written Notice of Proposed Adjustment from the Service (a "30-day Letter") or (ii) the receipt by the Employee of a statutory Notice of Deficiency. Such notice of the Employee to the Company shall include
       (i) notice of the amount of the proposed assessment or proposed adjustment which relates to the Claim and the taxable year or years in which the Claim arises, (ii) the general nature of the Claim, and (iii) all relevant written reports of the Service's Examining Agent relating to the Claim.

       Within thirty days of (i) the receipt by the Employee of a final assessment or (ii) the execution by the Employee and the Service of a closing agreement, with respect to any tax year of the Employee in which a Claim has been raised, pursuant to which the Employee is required to pay any amount with respect to the Claim, the Employee shall provide the Company and the Accounting Firm with a copy of such assessment or agreement, together with supporting documents sufficient to determine the amount of such tax liability that was attributable to the Claim.

Section 9.  Confidential Information.

The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge, or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Employee during the Employee's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Employee or his representatives in violation of this Agreement). After termination of the Employee's employment with the Company for any reason whether initiated by the Company or the Employee, the Employee shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge, or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement.

Section 10.  Successors.

  (a) This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee's legal representatives.

  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successor and assigns.

  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

Section 11.  Miscellaneous.

  (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Kentucky, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

  (b) All notices and other communications hereunder shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:   Thomas Industries Inc.
                              4360 Brownsboro Road, Suite 300 Louisville,
                              Kentucky 40207

                              Attention:  Secretary

         If to the Employee:  Mr. Richard J. Crossland
                              7708 Cedar Ridge Court
                              Louisville, Kentucky 40059

       or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

  (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

  (d) The Company may withhold from any amounts payable under this Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

  (e) The Employee's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

  (f) This Agreement contains the entire understanding of the Company and the Employee with respect to the subject matter hereof.

  (g) The Employee and the Company acknowledge that the employment of the Employee by the Company is "at will" and, prior to the Effective Date, may be terminated by either the Employee or the Company at any time. Upon a termination of the Employee's employment or upon the Employee's ceasing to be an officer or general manager of the Company, as the case may be and in each such case, prior to the Effective Date there shall be no further rights under this Agreement.

     IN WITNESS WHEREOF, The Employee has hereunto set his hand; and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name, on its behalf, all as of the day and year first above written.

                                        R. J. CROSSLAND  9/1/94
                                        ---------------
                                        Employee

                                        THOMAS INDUSTRIES INC.
                                        BY   TIM BROWN
                                          -------------------
                                        President
ATTEST:
DAVID J. STUMLER
- -------------------
Assistant Secretary

                                   EXHIBIT A


Employee:  Richard J. Crossland


Position:  Vice President, Lighting Group Manager


Company, Division, or Subsidiary:  Thomas Industries Inc.